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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 5, 2000 relating to the financial statements and financial statement schedule, which appears in Allied Healthcare International Inc.'s (formerly Transworld Healthcare, Inc.) Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP




New York, New York
June 17, 2002